EXHIBIT 10.12

                                OGE ENERGY CORP.
                       ANNUAL INCENTIVE COMPENSATION PLAN



I.       PURPOSE AND EFFECTIVE TIME OF THE PLAN

         The purpose of the Annual Incentive Compensation Plan (the "Plan") is to maximize the efficiency and effectiveness of the operations of OGE Energy Corp. and its subsidiaries (the "Company") by providing incentive compensation opportunities to certain key executives and managers responsible for operational effectiveness. The Plan is intended to encourage and reward the achievement of certain results critical to meeting the Company's operational goals. It is also designed to assist in the attraction and retention of quality employees, to link further the financial interest and objectives of employees with those of the Company, and to foster accountability and teamwork throughout the Company.

         This Plan is designed to provide incentive compensation opportunities; awards made under this Plan are in addition to base salary adjustments given to maintain market competitive salary levels.

         Payments pursuant to Article 6 of the Plan are intended to qualify under the performance-based compensation exemption of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.

         The Plan shall be effective as of June 30, 1998, subject to approval of the Plan by the shareowners of OGE Energy Corp. at its 1998 annual meeting by the affirmative vote of a majority of the shares of common stock of OGE Energy Corp. present in person or represented by proxy at the meeting and entitled to vote.

II.      DEFINITIONS

         When used in the Plan, the following words and phrases shall have the following meanings:

         2.1.  "Base  Salary"  means the actual annual base salary in effect for
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the first full pay period  after the  beginning of the Plan Year as shown in the personnel records of the Company, and, for a Participant who is added to the Plan during a Plan Year pursuant to Section 4.3, his or her annual base salary in effect at the time he or she becomes a Participant as shown in the personnel records of the Company.

         2.2.     "Board" means the Board of Directors of Energy Corp.
                   -----

         2.3.     "Change of Control"  shall mean the  happening of  any of  the
                   -----------------
following events:

                  (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of Energy Corp. (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of Energy Corp. entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from Energy


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         Corp.,  (2) any  acquisition by Energy Corp.,  (3) any  acquisition  by any employee benefit plan (or related trust) sponsored or maintained by Energy Corp. or any corporation controlled by Energy Corp. or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) below; or

                  (ii) A change in the composition of the Board such that the individuals who, as of January 1, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to January 1, 1998, whose election, or nomination for election by Energy Corp.'s shareowners, was approved by a vote of at least a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (iii) Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of Energy Corp. (a "Business Combination"), excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Energy Corp. or all or substantially all of Energy Corp.'s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
         (2) no Person (other than the corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Energy Corp. or such corporation resulting from such Business Combination)
         beneficially owns, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

                  (iv) The approval by the shareowners of Energy Corp. of a complete liquidation or dissolution of Energy Corp.

         2.4.  "Code" means the Internal Revenue Code of 1986, as amended.
                   ----
         2.5.  "Committee" means the Compensation  Committee of the Board or any
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other  Committee of the Board  designated  by resolution of the Board to perform certain administrative functions under the Plan provided that, to the extent awards under the Plan are intended to be exempt from Section 162(m) of


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the Code, such Committee  shall be comprised of two persons,  each of whom shall qualify as an "outside director" for purposes of Section 162(m)(4) of the Code.

         2.6.  "Company" means Energy Corp.,  its  subsidiary,  Oklahoma Gas and
                -------
Electric Company, and any domestic subsidiary or division of these entities, as designated by the Committee for participation in the Plan.

         2.7. "Company  Performance Goals" shall have the meaning ascribed to it
               --------------------------
by Section 6.2 hereof.

         2.8.  "Covered  Employee"  means,  for any  Plan  Year,  a  Participant
                -----------------
designated prior to the grant of a Target Company Award for such Plan Year who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code for such Plan Year.

         2.9. "Earned Award" means the Earned  Individual Award, if any, and the
               ------------
Earned Company Award, if any, for a Participant for the applicable Plan Year.

         2.10.  "Earned  Company  Award"  means the actual  award earned under a
                 ----------------------
Participant's Target Company Award during a Plan Year as determined by the Committee after the end of the Plan Year (pursuant to Section 6.3 hereof).

         2.11.  "Earned  Individual Award" means the actual award earned under a
                 ------------------------
Participant's Target Individual Award during a Plan Year as determined by the Committee after the end of the Plan Year (pursuant to Section 5.4 hereof).

         2.12. "Energy Corp." shall mean OGE Energy Corp. and its successors and
                ------------
assigns.

         2.13. "Participant" means any officer,  executive or other key employee
                -----------
of the Company selected by the Committee to be eligible to receive an award under the Plan. Members of the Board who are not employed on a full-time basis by the Company are not eligible to receive awards under the Plan.

         2.14. "Performance Matrix" means the chart or charts or other schedules
                ------------------
approved by the Committee that are used to determine the percentage of each Participant's Target Company Award which the Participant will actually receive as a result of the attainment of Company Performance Goals.

         2.15. "Plan" means this Annual Incentive Compensation Plan,as it may be
                ----
amended from time to time.

         2.16.  "Plan Year" means a fiscal year  beginning  January 1 and ending
                 ---------
December 31.

         2.17.  "Target  Company Award" means an award  established  pursuant to
                 ---------------------
Article 6 hereof. Such Target Company Award shall be expressed as a percentage of the Participant's Base Salary.

         2.18. "Target Individual Award" means an award established  pursuant to
                -----------------------
Article 5 hereof. Such Target Individual Award shall be expressed as a percentage of the Participant's Base Salary.


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III.     ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Committee to the extent provided herein. Subject to the provisions of the Plan, the Board shall have exclusive authority to amend, modify, suspend or terminate the Plan at any time.

IV.      ELIGIBILITY AND PARTICIPATION

         4.1.  Eligibility.  Eligibility for  participation in the Plan shall be
               -----------
limited to those officers, executives or other key employees who are nominated for participation by the Chief Executive Officer of Energy Corp. (the "Chief Executive Officer") and then selected by the Committee to participate in the Plan.
         4.2.  Participation.  Participation  in the Plan  shall  be  determined
               -------------
annually based upon nomination by the Chief Executive Officer and selection by the Committee. Specific criteria for participation shall be determined by the Committee prior to the beginning of each Plan Year. Persons selected for participation shall be notified in writing of their selection, and of their individual performance goals and Company Performance Goals and related Target Individual Awards and Target Company Awards, as soon after approval as is practicable.

         4.3. Partial Plan Year Participation.  Subject to Article 6 herein, the
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Committee may, upon  recommendation  of the Chief  Executive  Officer,  allow an individual who becomes eligible after the beginning of a Plan Year to participate in the Plan for that period. In such case, the Participant's Earned Award normally shall be prorated based on the number of full months of participation during such Plan Year. However, subject to Section 5.1 and Article 6 herein, the Chief Executive Officer, subject to Committee approval, may authorize an unreduced Earned Award.

         4.4. Termination of Approval. In its sole discretion, the Committee may
              -----------------------
withdraw its approval for participation in the Plan with respect to a Plan Year for a Participant at any time during such Plan Year; provided, however, that such withdrawal must occur before the end of such Plan Year and provided further that, in the event a Change of Control occurs during a Plan Year, the Committee may not thereafter withdraw its approval for a Participant during such Plan Year. In the event of such withdrawal, the employee concerned shall cease to be a Participant as of the date designated by the Committee, and the employee shall not be entitled to any part of an Earned Award for the Plan Year in which such withdrawal occurs. Such employee shall be notified of such withdrawal in writing as soon as practicable following such action.

V.       INDIVIDUAL AWARDS

         5.1.  Award  Opportunities.  At the  beginning  of each Plan Year,  the
               --------------------
Committee shall establish Target Individual Award levels for each Participant who is to be granted an opportunity to achieve an Earned Individual Award. The established levels may vary in relation to the responsibility level of the Participant. In the event a Participant changes job levels during the Plan Year, the Target Individual Award may be adjusted at the discretion of the Committee to reflect the amount of time at each job level. Notwithstanding any provision in this Plan to the contrary, (i) Target Individual Awards and Earned Individual Awards shall not be granted to Covered Employees, and (ii)Target Individual
Awards shall not be dependent in any manner on, and shall be established independently of and in addition to, the establishment of any Target Company Awards or the payout of any Earned Company Awards pursuant to Article 6 herein.


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         5.2. Individual  Performance Goals. At the beginning of each Plan Year,
              -----------------------------
the Chief Executive Officer shall recommend individual performance goals for each Participant who is granted a Target Individual Award. The Committee shall consider and approve or modify the recommendations as appropriate. The level of achievement of the individual performance goals by a Participant at the end of the Plan Year, as determined pursuant to Section 5.4 below, will determine such Participant's Earned Individual Award, which may range from 0% to 175% of such Participant's Target Individual Award.

         5.3.  Adjustment of Individual  Performance  Goals. The Chief Executive
               --------------------------------------------
Officer shall have the right to adjust the individual performance goals (either up or down) during the Plan Year if he determines that external changes or other unanticipated conditions have materially affected the fairness of the goals and unduly influenced a Participant's ability to meet them; provided, however, that no such adjustment to the Chief Executive Officer's individual performance goals shall be made unless approved by the Committee; and provided further that no adjustment of such individual performance goals for any Participant shall be made based upon the failure, or the expected failure, to attain or exceed the Company Performance Goals for any Target Company Award granted to such Participant under Article 6 herein and provided further that no adjustment shall be made of such individual performance goals for a Plan Year in which a Change of Control occurs.

         5.4. Earned  Individual  Award  Determination.  At the end of each Plan
              ----------------------------------------
Year, the Chief Executive Officer shall review the performance of each Participant who received a Target Individual Award. Based on the Chief Executive Officer's determination as to a Participant's level of achievement of his or her individual performance goals, the Chief Executive Officer shall make a recommendation to the Committee as to the Earned Individual Award to be received by such Participant. The payment of all Earned Individual Awards is subject to approval by the Committee. The payment of an Earned Individual Award to a Participant shall not be contingent in any manner upon the attainment of, or failure to attain, the Company Performance Goals for the Target Company Awards granted to such Participant under Article 6.

         5.5. Maximum Payable/Aggregate Award Cap. The maximum amount payable to
              -----------------------------------
a Participant pursuant to this Article 5 for performance by the Participant during any fiscal year of the Company shall be $250,000. The Committee also may establish guidelines governing the maximum Earned Individual Awards that may be earned by all Participants in the aggregate, in each Plan Year. These guidelines may be expressed as a percentage of a financial measure, or such other measure as the Committee shall from time to time determine.

         5.6.  Deferral of Payment.  The  Committee  may in its sole  discretion
               -------------------
delay payment to a Participant pursuant to this Article 5, until the Participant is no longer a "covered employee" under Section 162(m) of the Code, as amended from time to time, its legislative history, and any regulations promulgated thereunder.

VI.      COMPANY AWARDS

         In addition to any Target Individual Awards granted under Article 5, Target Company Awards based solely on Company performance may be established under this Article 6 for Participants. Earned Company Awards are intended to satisfy the performance-based compensation exemption under Code Section 162(m)(4)(C) and the related regulations and shall thus be subject to the requirements set forth in this Article 6.


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         6.1. Award  Opportunities.  On or before the 90th day of each Plan Year
              --------------------
and in any event before 25% or more of the Plan Year has elapsed, the Committee shall establish in writing for each Participant for whom a Target Company Award is to be granted under this Article 6, the Target Company Award and specific objective performance goals for the Plan Year, which goals shall meet the requirements of Section 6.2 herein (such goals are hereinafter referred to as "Company Performance Goals"). The extent, if any, to which an Earned Company Award will be payable to a Participant will be based solely upon the degree of achievement of such preestablished Company Performance Goals over the specified Plan Year; provided, however, that, unless and until a Change of Control occurs, the Committee may, in its sole discretion, reduce or eliminate the amount which would otherwise be payable with respect to a Plan Year. Payment of an Earned Company Award to a Participant shall consist of a cash award from the Company to be based upon a percentage (which may exceed 100%) of the Participant's Target Company Award.

         6.2.  Company   Performance   Goals.  The  Company   Performance  Goals
               -----------------------------
established by the Committee pursuant to Section 6.1 will be based on one or more of the following: total shareholder return, return on equity, return on capital, earnings per share, market share, stock price, sales, costs, net operating income, net income, return of assets, earnings before income taxes, depreciation and amortization, return on total assets employed, capital expenditures, earnings before income taxes, economic value added, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and/or maintenance cost management (including operation and maintenance expenses per Kwh), and energy production availability performance measures. At the time of establishing a Company Performance Goal, the Committee shall specify the manner in which the Company Performance Goal shall be calculated. In so doing, the Committee may exclude the impact of certain specified events from the calculation of the Company Performance Goal. For example, if the Company Performance Goal were earnings per share, the Committee could, at the time this Company Performance Goal was established, specify that earnings per share are to be calculated without regard to any subsequent change in accounting standards required by the Financial Accounting Standards Board. Company Performance Goals also may be based on the attainment of specified levels of performance of Energy Corp. and/or any of its subsidiaries under one or more of the measures described above relative to the performance of other corporations. As part of the establishment of Company Performance Goals for a Plan Year, the Committee shall also establish a minimum level of achievement of the Company Performance Goals that must be met for a Participant to receive any portion of his Target Company Award. All of the provisions of this Section 6.2 are subject to the requirement that all Company Performance Goals shall be objective performance goals satisfying the requirement for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code and the related regulations.

         6.3. Payment of an Earned Company Award. At the time the Target Company
              ----------------------------------
Award for a Participant is established, the Committee shall prescribe a formula to determine the percentage (which may exceed 100%) of the Target Company Award which may be payable to the Participant based upon the degree of attainment of the Company Performance Goals during the Plan Year. Such formula may be expressed in terms of a Performance Matrix, a form of which is attached hereto as Schedule B. If the minimum level of achievement of Company Performance Goals established by the Committee for a Participant for a Plan Year is not met, no payment of an Earned Company Award will be made to the Participant for that Plan Year. To the extent that the minimum level of achievement of Company Performance Goals is satisfied or surpassed for a Participant for a Plan Year, and upon written certification by the Committee that the Company Performance Goals have been satisfied to a particular extent and that any other material terms and conditions of the Company Performance Awards have been


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satisfied,  payment of an Earned Company Award shall be made to the  Participant for that Plan Year in accordance with the prescribed formula except that, unless and until a Change of Control occurs, the Committee may determine, in its sole discretion, to reduce or eliminate the payment to be made.

         6.4.  Maximum  Payable.  The maximum  amount  payable to a  Participant
               ----------------
pursuant to this Article 6 for performance by the Participant during any fiscal year of the Company shall be $1,000,000.

         6.5. Committee Discretion. Notwithstanding Articles 3 and 5 herein, the
              --------------------
Committee shall not have discretion to modify the terms of Target Company Awards or the formula for calculating Earned Company Awards, except as specifically set forth in this Article 6.

VII.     FORM AND TIME OF PAYMENT OF AWARDS

         Subject to Article 6 herein, as soon as practicable following the availability of the Company's audited financial statements pertaining to the applicable Plan Year, Earned Award payments, if any, for such Plan Year shall be paid in cash.

VIII.    TERMINATION OF EMPLOYMENT

         8.1. Termination of Employment Due to Death, Disability, or Retirement.
              -----------------------------------------------------------------
In the event a Participant's employment is terminated by reason of death, total and permanent disability (as determined by the Committee), or retirement (as determined by the Committee) during a Plan Year and such termination does not occur within twenty-four (24) months after a Change of Control, the Earned Award, determined in accordance with Section 5.4 and Section 6.3 herein, for such Plan Year shall be reduced to reflect participation prior to termination. This reduction shall be determined by multiplying said Earned Award by a fraction; the numerator of which is the months of participation through the date of termination rounded up to whole months and the denominator of which is 12. The Earned Award thus determined for a Plan Year shall be paid as soon as practicable following the release of the Company's audited financial statements pertaining to such Plan Year.

         8.2.  Termination  of  Employment  for  Other  Reasons.  In the event a
               ------------------------------------------------
Participant's employment is terminated for any reason other than death, total and permanent disability (as determined by the Committee) or retirement (as determined by the Committee) during a Plan Year and such termination does not occur within twenty-four (24) months after a Change of Control, all of the Participant's rights to an Earned Award for the Plan Year then in progress shall be forfeited; provided that, except in the event of a termination of employment for cause (as determined in the sole discretion of the Committee and without regard to Section 10.2 hereof), the Committee, in its sole discretion, may pay a prorated award for the portion of that Plan Year that the Participant was employed by Energy Corp. or any of its subsidiaries, computed as determined by the Committee.

IX.      BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he received any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, or if all designated


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beneficiaries  predecease  the  Participant,  benefits  remaining  unpaid at the
Participant's death shall be paid to the Participant's estate.

X.       CHANGE OF CONTROL

         10.1.  Termination  Other  than for  Cause.  Notwithstanding  any other
                -----------------------------------
provisions of the Plan, in the event a Participant's employment with Energy Corp. or any of its subsidiaries is terminated voluntarily or involuntarily for any reason other than for cause (with cause being determined by the Committee in accordance with Section 10.2 hereof), within twenty-four (24) months after a Change of Control, all awards, if any, previously deferred (with earnings) shall be paid to the Participant within ten (10) business days of the termination, along with the Target Company Award and Target Individual Award established for the Participant for the Plan Year in progress at the time of the employment termination, prorated for the number of days in the Plan Year in which the Participant was employed by Energy Corp. or any of its subsidiaries, up to and including the date of termination; provided, however, any such payment to a Participant pursuant to this Section 10.1 shall be reduced to the extent the Participant otherwise received payment of such Target Company Award or Target Individual Award pursuant to the terms of any employment agreement, plan, contract or other arrangement involving the Participant and Energy Corp. or any of its subsidiaries.

         10.2.  Termination for Cause.  In the event a Participant's  employment
                ---------------------
with Energy Corp. or any of its subsidiaries is terminated for cause (as determined by the Committee in the manner hereinafter set forth) within twenty-four (24) months after a Change of Control, no Earned Award will be paid for the Plan Year in progress at the time of the employment termination; provided that, following a Change of Control, a Participant shall be deemed to be terminated for cause only if his employment was terminated involuntarily at the written direction of the Committee due solely to: (i) the willful and continued failure of the Participant to substantially perform his duties (other than any such failure resulting from physical or mental illness) for a minimum period of two weeks after receiving a written demand for substantial performance from the Committee which specifically identifies the manner in which the Committee or Chief Executive Officer believes that the Participant has not substantially performed his duties or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

XI.      MISCELLANEOUS

         11.1.  Nontransferability.  No  Participant  shall  have  the  right to
                ------------------
anticipate, alienate, sell, transfer, assign, pledge or encumber his or her right to receive any award made under the Plan until such an award becomes payable to him or her.

         11.2. No Right to Company  Assets.  Any benefits  which become  payable
               ---------------------------
hereunder shall be paid from the general assets of Energy Corp. or applicable subsidiary. No Participant shall have any lien on any assets of the Company by reason of any award made under the Plan.


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         11.3. No Implied  Rights;  Employment.  The adoption of the Plan or any
               -------------------------------
modification or amendment hereof does not imply any commitment to continue or adopt the same plan, or any modification thereof, or any other plan for
incentive  compensation  for  any  succeeding  year,  provided,   that  no  such
modification or amendment shall adversely affect rights to receive any amount to which Participants have become entitled prior to such modifications and amendments. Neither the Plan nor any award made under the Plan shall create any employment contract between the Company and any Participant.

         11.4. Participation. No Participant or other employee shall at any time
               -------------
have a right to be selected for participation in the Plan for any Plan Year, despite having been selected for participation in a prior Plan Year. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         11.5. All Determinations  Final. All determinations of the Committee or
               -------------------------
the Board as to any disputed questions arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all Participants and all other persons and shall not be reviewable.

         11.6. Plan Description.  Each Participant shall be provided with a Plan
               ----------------
description and a Plan agreement for each Plan Year which shall include Target Individual Awards, individual performance goals, Target Company Awards, Company Performance Goals and a Performance Matrix for each year. In the event of a conflict between the terms of the Plan description and the Plan, the terms of the Plan shall control unless the Committee decides otherwise.

         11.7.  Successors.  This Plan shall be binding  on the  successors  and
                ----------
assigns of Energy Corp.

         IN WITNESS WHEREOF, OGE Energy Corp. has caused this Plan to be executed on its behalf by its Chairman of the Board, President and Chief Executive Officer.


                                     OGE ENERGY CORP.


                                     By: ________________________________
                                         Steven E. Moore
                                         Chairman of the Board, President and
                                           Chief Executive Officer


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